Exhibit (a)

AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

GMO TRUST

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts this 17th day of September, 2026 hereby amends and restates in its entirety the Amended and Restated Agreement and Declaration of Trust of GMO Trust dated September 10, 2009, as heretofore amended from time to time. This Amended and Restated Agreement and Declaration of Trust shall be effective upon filing with the Secretary of The Commonwealth of Massachusetts:

WITNESSETH that

WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees hereby direct that this Amended and Restated Agreement and Declaration of Trust be filed with the Secretary of The Commonwealth of Massachusetts and with the City Clerk of the City of Boston and do hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I.

Name and Definitions

Section 1.         This Trust shall be known as GMO Trust with its principal place of business at 53 State Street, 33rd Floor, Boston, Massachusetts 02109, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The address of each Trustee is c/o GMO Trust, 53 State Street, 33rd Floor, Boston, Massachusetts 02109.

Section 2.         Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)           “Trust” refers to the Massachusetts business trust established by this Amended and Restated Agreement and Declaration of Trust, as amended from time to time;

(b)           “Trustees” refers to the Trustees of the Trust named in Article IV hereof or elected in accordance with such Article;

(c)           “Shares” means the equal proportionate units of interest into which the beneficial interest in the Trust or in the Trust property belonging to any Series of the Trust (or in the property belonging to any Series allocable to any Class of that Series) (as the context may require) shall be divided from time to time;

(d)           “Shareholder” means a record owner of Shares;

(e)           “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(f)            The terms “Commission” and “principal underwriter” shall have the meanings given to them in the 1940 Act;

(g)           “Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(h)           “By-Laws” shall mean the By-Laws of the Trust as amended from time to time;

(i)            “Series Company” refers to the form of registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision;

(j)            “Series” refers to Series of Shares established and designated under or in accordance with the provisions of Article III;

(k)            “Class” refers to any Class of Shares established and designated under or in accordance with the provisions of Article III. The Shares of any Class shall represent a subset of Shares of a Series, and together with all other Classes of the same Series, shall constitute all Shares of that Series;

(l)            The term “Authorized Participant” shall have the meaning given it in Article III, Section 6(k);

(m)           The term “Creation Unit” shall have the meaning given it in Article III, Section 6(k); and

(n)           The term “ETF” shall have the meaning given it in Article III, Section 6(k).

ARTICLE II.

Purpose of Trust

The purpose of the Trust is to provide investors a managed investment primarily in securities (including options), debt instruments, commodities, commodity contracts and options thereon.

ARTICLE III.

Shares

Section 1.         Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares, without par value. Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series or Class shall be entitled to receive dividends, when and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof. No Share shall have any priority or preference over any other Share of the same Series and Class with respect to dividends or distributions upon termination of the Trust or of such Series or Class made pursuant to Article VIII, Section 4 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Series or Class from the assets belonging to such Series (or, in the case of a Class, allocable to such Class) according to the number of Shares of such Series or Class held of record by such Shareholders on the record date for any dividend or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trust may from time to time divide or combine the Shares of any particular Series or Class into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate beneficial interest of the Shares of that Series or Class in the assets belonging to that Series (or, in the case of a Class, allocable to such Class) in any way affecting the rights of Shares of any other Series or Class.

Section 2.         Ownership of Shares. The ownership of Shares (other than with respect to the Shares of any Series or Class that operates as an ETF) shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series and Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each.

Section 3.         Investments in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms and for such consideration as they from time to time authorize.

Section 4.         Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration of Trust. Among the rights Shareholders shall not have unless expressly provided by the By-Laws or expressly provided by law and not permitted to be waived are rights to: (i) enforce contractual claims of the Trust or any Series, (ii) assert claims against the Trust or any Series or its Trustees, Officers or service providers, (iii) assert derivative claims on behalf of the Trust or any Series or involving any alleged harm to the Trust or any Series, or (iv) bring a claim on behalf of any other shareholder. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust.

Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners.

Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5.         Power of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of (i) responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust, or (ii) designating and establishing Series and Classes in addition to the Series and Classes established in Section 6 of this Article III; provided that before adopting any such amendment without Shareholder approval the Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders. The establishment and designation of any Series or Class of Shares in addition to the Series and Classes established and designated in Section 6 of this Article III shall be effective upon the execution by a majority of the then Trustees of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of such Series or Class, as the case may be, or as otherwise provided in such instrument.

Without limiting the generality of the foregoing, the Trustees may, for the above-stated purposes, amend the Declaration of Trust to:

(a)           create one or more Series or Classes of Shares (in addition to any Series or Classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as shares of particular Series or Classes in accordance with such eligibility requirements;

(b)           amend any of the provisions set forth in paragraphs (a) through (k) of Section 6 of this Article III;

(c)           combine one or more Series or Classes of Shares into a single Series or Class on such terms and conditions as the Trustees shall determine;

(d)           change or eliminate any eligibility requirements for investment in Shares of any Series or Class, including without limitation the power to provide for the issue of Shares of any Series or Class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

(e)           change the designation of any Series or Class of Shares;

(f)            change the method of allocating dividends among the various Series and Classes of Shares;

(g)           allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or Classes of Shares; and

(h)           specifically allocate assets to any or all Series or Classes of Shares or create one or more additional Series or Classes of Shares which are preferred over all other Series or Classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise and provide for any special voting or other rights with respect to such Series or Classes.

Section 6.         Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series, each Series set forth on Schedule 3.6 hereto (as may be amended from time to time by the Trustees) shall be, and are hereby, established and designated. In addition, with respect to each such Series, the Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, Class R6 Shares, Class I Shares and ETF Class Shares, which each such Series may issue from time to time, shall be, and are hereby, established and designated, which Classes shall have the respective rights and preferences as are set forth in Exhibit 3.6 attached hereto as it may be amended from time to time by the Board of Trustees.

Shares of each Series (or Class, as the case may be) established in this Section 6 shall have the following relative rights and preferences:

(a)           Assets belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets belonging to” that Series. The right to bring, permit or maintain any action, proceeding or claim on behalf of the Trust or any Series is not an “asset belonging to” any Series, and the exclusive power to exercise this right is vested in the Trustees; provided, however, that nothing in this sentence shall restrict the treatment of the proceeds of an action, proceeding or claim on behalf of a Series as an “asset belonging to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)           Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities belonging to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes.

(c)           Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series shall be effected by the Trust other than from the assets belonging to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.

(d)           Voting. Notwithstanding any of the other provisions of this Declaration, including, without limitation, Section 1 of Article V, the Shareholders of any particular Series or Class shall not be entitled to vote on any matters as to which such Series or Class is not affected except as otherwise required by the 1940 Act or other applicable law. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual Series, unless otherwise required by the 1940 Act or other applicable law.

(e)           Equality. All the Shares of each particular Class of a Series shall represent an equal proportionate interest in the assets allocable to that Class, and each Share of any particular Series shall be equal to each other Share of that Series (subject to the liabilities allocated to each Class of that Series).

(f)            Fractions. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(g)           Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Class of Shares in accordance with such requirements and procedures as may be established by the Trustees.

(h)           Combination of Series or Classes. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series (or the assets allocable to any two or more Classes) into assets and liabilities belonging (or allocable) to a single Series (or Class).

(i)            Elimination of Series or Classes. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may amend this Declaration of Trust to abolish that Series or Class and to rescind the establishment and designation thereof, such amendment to be effected in the manner provided in Section 5 of this Article III.

(j)            Assets and Liabilities Allocable to a Class. The assets and liabilities belonging to a Series shall be proportionately allocated among all the Classes of that Series according to the percentage of net assets allocated to each particular Class. For purposes of determining the assets and liabilities belonging to a Series that are allocable to a Class of that Series, subject to the provisions of paragraph (g) of Section 5 of this Article III, expenses shall be accrued as set forth in Exhibit 3.6 attached hereto.

(k)           Special Provisions relating to Series and Classes Operating as ETFs.

(i)            Solely with respect to each Series or Class established on or after such date that operates as an exchange-traded open-end management investment company registered under the 1940 Act (an “ETF”), and notwithstanding anything contained herein to the contrary, the Trustees, in their sole discretion, may, from time to time, determine to issue or redeem Shares of any such ETF only in aggregations of Shares as may be determined by, or determined pursuant to procedures or methods prescribed or approved by, the Trustees in their sole discretion from time to time with respect to such ETF, which are known as “Creation Units,” and, in connection with the issuance and redemption of such Creation Units, to charge such transaction fees or such other fees as the Trustees shall determine. The Trustees shall have the unrestricted power to determine and change from time to time, the number of Shares constituting a Creation Unit. Notwithstanding anything contained herein to the contrary, Creation Units of any Series or Class that operates as an ETF shall only be issued to and redeemed from a financial institution (an “Authorized Participant”) that has entered into an agreement pursuant to which the Authorized Participant is permitted to create and redeem Shares from such ETF at its net asset value per share; provided, however, that other transactions in Creation Units may be authorized by the Trustees if consistent with Rule 6c-11(a)(2) under the 1940 Act or if otherwise permitted by applicable law. Unless the Trustees otherwise determine, the issuance and redemption of Creation Units by any Series or Class that operates as an ETF shall not affect the ability of any other Series or Class to issue and redeem Shares other than in Creation Units.

(ii)           Notwithstanding anything contained herein to the contrary (including, without limitation, in Article VI, Section 3), if the Trust issues Shares of any Series or Class that operates as an ETF in Creation Units, then such Shares shall be redeemable only in accordance with such procedures or methods prescribed or approved by the Trustees from time to time. Further, such Series or Class or the principal underwriter of such Series or Class shall be obligated to redeem such Shares only where the number of Shares subject to the redemption request aggregates to one or more whole Creation Units, and unless the Trustees otherwise determine, shall not be obligated to redeem partial or fractional Creation Units hereunder. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding redemption of Shares of a Series or Class that operates as an ETF in the Trust’s then-effective registration statement under the Securities Act of 1933, as amended, relating to such ETF. If payment for Shares of any Series or Class that operates as an ETF shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as practicable, which may not necessarily occur within the seven-day period mentioned in Article VI, Section 3 to the extent permitted under applicable law.

(iii)          Notwithstanding anything contained herein to the contrary (including, without limitation, in Article VI, Section 3), the redemption price with respect to any Series or Class that operates as an ETF may in any case or cases be paid in cash or in property or any combination thereof, out of the assets belonging to such ETF, and the composition of any such payment may be different among Shareholders (including differences among Shareholders in the same Series or Class), at such time and in the manner as may be specified from time to time in the applicable Prospectus or procedures approved by the Trustees.

(iv)          The Trustees shall have power and authority to list the Shares of any Series or Class that operates as an ETF on one or more securities exchanges or other trading markets, to facilitate the trading of Shares of any such ETF at market prices on such securities exchanges or other trading markets, and to cease such operations and/or listing of Shares of any such ETF at any time, in accordance with applicable law and applicable rules of the exchange or trading market.

Section 7.         Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series of which he is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 8.         No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

ARTICLE IV.

The Trustees

Section 1.         Election and Tenure. The Trustees may fix the number of vacancies arising from an increase in the number of Trustees, or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose.

Section 2.         Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 3.         Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust and the exclusive power to bring, permit or maintain any action, proceeding or claim on behalf of the Trust or a Series. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in or remove from their number (including any vacancies created by an increase in the number of Trustees); they may remove from their number with or without cause; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number and terminate one or more committees consisting of two or more Trustees which may exercise the powers and authority of the Trustees to the extent that the Trustees determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Without limiting the foregoing, the Trustees shall have power and authority:

(a)           To invest and reinvest cash, and to hold cash uninvested;

(b)           To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust;

(c)           To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d)           To exercise power and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(e)           To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(f)            To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(g)           To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h)           To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(i)            To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j)            To borrow funds or other property;

(k)           To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(l)            To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability; and

(m)          To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4.         Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5.         Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6.         Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

Section 7.         Advisory, Management and Distribution Contracts. Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services for the Trust or for any Series with Grantham, Mayo, Van Otterloo & Co. LLC (including any limited liability company, provided that a majority of the beneficial owners of Grantham, Mayo, Van Otterloo & Co. LLC hold a majority of the equity interest in such entity and substantially all business of Grantham, Mayo, Van Otterloo & Co. LLC is assigned thereto) or any other partnership, corporation, trust, association or other organization (the “Manager”); and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for a Manager to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other partnership, corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms as the Trustees may determine. The Trustees may clarify or interpret on behalf of the Trust provisions of the contracts that it enters into pursuant to this Article IV, Section 7 that are ambiguous, implicit or missing.

The fact that:

(i)            any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, distributor or affiliate or agent of or for any partnership, corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii)           any corporation, trust, association or other organization with which an advisory or management contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V.

Shareholders’ Voting Powers and Meetings

Section 1.         Voting Powers. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article VIII, Section 8, (iii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (iv) with respect to the termination of the Trust or any Series or Class to the extent and as provided in Article VIII, Section 4, and (v) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or Class are outstanding the Trustees may exercise all rights of Shareholders of that Series or Class with respect to matters affecting that Series or Class and may with respect to that Series or Class take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders.

Section 2.         Voting Power and Meetings. Meetings of the Shareholders may be called by the Trustees for the purpose of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 3.         Quorum and Required Vote. Except when a larger quorum is required by law, by the By-Laws or by this Declaration of Trust, 40% of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting. When any one Series or Class is to vote separately from any other Shares which are to vote on the same matters as a separate Series or Class, 40% of the Shares of each such Series or Class entitled to vote shall constitute a quorum at a Shareholder’s meeting of that Series or Class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes property cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by law. If any question on which the Shareholders are entitled to vote would adversely affect the rights of any Series or Class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such Series or Class which are entitled to vote, voting separately, shall also be required to decide such question.

Section 4.         Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the By-Laws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Series or Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.         Record Dates. For the purpose of determining the Shareholders of any Series or Class who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date. For the purpose of determining the Shareholders of any Series or Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series or Class having the right to receive such dividend or distribution. Without fixing a record date the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Series or Class for all or any part of the period between a record date and a meeting of shareholders or the payment of a distribution. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

Section 6.         Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI.

Net Income, Distributions, Allocations, and Redemptions and Repurchases

Section 1.         Distributions of Net Income. The Trustees shall each year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series or Class, in shares of that Series or Class, cash or otherwise, an amount approximately equal to the net income attributable to the assets belonging to such Series (or the assets allocable to such Class) and may from time to time distribute to the Shareholders of each Series or Class, in shares of that Series, cash or otherwise, such additional amounts, but only from the assets belonging to such Series (or allocable to that Class), as they may authorize; provided, however, that with respect to any Series for which it is determined, prior to the time that any Shares of such Series are outstanding, that the Series will elect to be treated as a partnership for tax purposes, the Trustees shall determine in their sole discretion the timing and amount of any distributions to Shareholders of such Series. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders and recorded on the books of the Trust at the date and time of record established for that payment or such dividend or distributions.

The manner of determining net income, income, asset values, capital gains, expenses, liabilities and reserves of any Series or Class may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform such manner of determination to any other method prescribed or permitted by applicable law. Net income shall be determined by the Trustees or by such person as they may authorize at the times and in the manner provided in the By-Laws. Determinations of net income of any Series or Class and determination of income, asset value, capital gains, expenses, and liabilities made by the Trustees, or by such person as they may authorize, in good faith, shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

If, for any reason, the net income of any Series or Class determined at any time is a negative amount, the pro rata share of such negative amount allocable to each Shareholder of such Series or Class shall constitute a liability of such Shareholder to that Series or Class which shall be paid out of such Shareholder’s account at such times and in such manner as the Trustees may from time to time determine (x) out of the accrued dividend account of such Shareholder, (y) by reducing the number of Shares of that Series or Class in the account of such Shareholder, or (z) otherwise.

Section 2.         Allocations. In respect of any Series that is treated as a partnership for federal income tax purposes, the Trustees (or such other person designated by the Trustees as having responsibility for making tax determinations on behalf of the Series) shall have authority to make special allocations of income, gain, loss or deduction among Shareholders upon withdrawals or transfers of shares as necessary to avoid mandatory basis adjustments in the assets of the Series as required by Internal Revenue Code of 1986, as amended (the “Code”), section 743 or 734 that would otherwise apply as a result of amendments to such Code sections under The American Jobs Creation Act of 2004, enacted on October 22, 2004.

Section 3.         Redemptions and Repurchases. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as determined in accordance with the By-Laws, next determined. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 3 is subject to the provision that in the event that any time the New York Stock Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets belonging to such Series (or net assets allocable to such Class) or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class the Shares of which are being redeemed. Except with respect to any Series or Class that operates as an ETF, in making any such payment wholly or partly in kind, the Trust shall, so far as may be practicable, deliver assets which approximate the diversification of all of the assets belonging at the time to the Series (or allocable to the Class) the Shares of which are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

For avoidance of doubt, nothing in this Section 3 shall preclude the Trust from purchasing Shares of any Series or Class offered for redemption at net asset value less any applicable redemption fee as the Board may approve from time to time.

Section 4.        Redemptions at the Option of the Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI: (i) if at such time such Shareholder owns Shares of any Series or Class having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares equal to or in excess of a percentage determined from time to time by the Trustees of the outstanding Shares of the Trust or of any Series or Class; or (iii) as a means of satisfying legal obligations of the Trust in respect of a withholding tax and related interest, penalty and similar charges, including but not limited to obligations occasioned by the failure of a Shareholder to provide any documentation requested by the Trust or its agents.

ARTICLE VII.

Compensation and Limitation of Liability of Trustees

Section 1.         Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2.         Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII.

Miscellaneous

Section 1.         Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or any Series or Class shall look only to the assets of the Trust, or, to the extent that the liability of the Trust may have been expressly limited by contract to the assets of a particular Series (or the assets allocable to a particular Class), only to the assets belonging to the relevant Series (or allocable to the relevant Class), for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Every note, bond, contract, instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officers or officer or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officers or officer or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series (or allocable to the Class) for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made, or issued, and may contain such further recital as he or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officers or officer or Shareholders or any other person individually.

Section 2.         Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 3.         Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 4.         Termination of Trust or Series or Class. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of at least 66-2/3% of the Shares of each Series entitled to vote and voting separately by Series or by the Trustees by written notice to the Shareholders. Any Series may be terminated at any time by vote of at least 66-2/3% of the Shares of that Series or by the Trustees by written notice to the Shareholders of that Series. Any Class may be separately terminated at any time by vote of at least a majority of the Shares of that Class present and voting on the question (a quorum being present) or by the Trustees by written notice to the Shareholders of that Class.

Upon termination of the Trust (or any Series or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging, severally, to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets belonging, severally, to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds belonging to each Series or allocable to each Class (or the applicable Series or Classes, as the case may be), to the Shareholders of that Series or Class, as a Series or Class, ratably according to the number of Shares of that Series or Class held by the several Shareholders on the date of termination.

Section 5.         Merger and Consolidation. The Trustees may cause the Trust to be merged into or consolidated with another trust or company or its shares exchanged under or pursuant to any state or federal statute, if any, or otherwise to the extent permitted by law, if such merger or consolidation or share exchange has been authorized by vote of a majority of the outstanding Shares; provided that in all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation.

Section 6.         Filing of Copies, References, Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts and with any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein”, “hereof” and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7.         Applicable Law. This Declaration of Trust is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Section 8.         Amendments. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by vote of a majority of the Shares entitled to vote, except that amendments described in Article III, Section 5 hereof or having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 17th day of September, 2026

/s/ Paul Braverman
Paul Braverman
Trustee

/s/ Enrique Chang
Enrique Chang
Trustee

/s/ Dina Santoro
Dina Santoro
Trustee

/s/ Peter Tufano
Peter Tufano
Trustee

Exhibit 3.6 to Declaration of Trust

GMO TRUST

Plan pursuant to Rule 18f-3 under the

Investment Company Act of 1940

Effective June 1, 1996

As Amended and Restated September 17th, 2026

This Plan (the “Plan”) is adopted by GMO Trust (the “Trust”) pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the “Act”) and sets forth the general characteristics of, and the general conditions under which the Trust may offer, multiple classes of shares of its now existing and hereafter created portfolios (“Funds”). This Plan may be revised or amended from time to time as provided below.

The Trust applied for and obtained an exemptive order from the Securities and Exchange Commission pursuant to Sections 6(c) and 17(b) of the Act for an exemption from certain provisions thereof and rules adopted thereunder (the “Exemptive Order”). The Exemptive Order was issued to the Trust and certain affiliated or associated persons on January 13, 2026 under file number 812-15577 and exempted the Trust from Sections 2(a)(32), 5(a)(1), 17(a)(1), 17(a)(2), 18(f)(1), 18(i), 22(d) and 22(e) of the Act and Rule 22c-1 under the Act so that each Fund may offer a class of exchange-traded shares that operates as an exchange-traded fund (an “ETF Class”) and one or more classes of shares that are not exchange-traded (each such class, a “Mutual Fund Class”). A Fund that offers an ETF Class and one or more Mutual Fund Classes in reliance on the Exemptive Order is referred to herein as a “Multi-Class ETF Fund”. Schedule A hereto sets forth each Fund authorized by the Trust’s Board of Trustees to operate as a Multi-Class ETF Fund.

Class Designations

Each Fund of the Trust may from time to time issue one or more of the following classes of shares: Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, Class R6 Shares, Class I Shares, and ETF Class Shares. Each of the classes of shares of any Fund will represent interests in the same portfolio of investments and, except as described herein and differences set forth in the Exemptive Order, shall have the same rights and obligations as each other class of shares. Each class of shares shall be subject to such investment minimums and other eligibility requirements, if any, as are set forth in the Trust’s prospectuses or statements of additional information as from time to time in effect (collectively, the “Prospectus”). The Trust may determine to modify such investment minimums from time to time as set forth in the Prospectus.

Class Eligibility

Eligibility Information for Class II, Class III, Class IV, Class V, Class VI, Class VII and Class VIII Shares:

With certain exceptions described below, eligibility to purchase Class II, Class III, Class IV, Class V, Class VI, Class VII and Class VIII Shares depends on the client meeting either (i) a minimum “Total Fund Investment” requirement, which includes only a client’s total investment in a particular Fund, or (ii) a minimum “Total GMO Investment” requirement, which includes the client’s total investment with Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”), in each case as such requirements are set forth in the Prospectus, provided that clients who qualify for investment in Class IV, Class V, Class VI, Class VII or Class VIII shares of a particular Fund as a result of satisfying the minimum Total GMO Investment requirement may also be required to make a minimum investment in such Fund, in such amount as is set forth in the Prospectus.

Determination of Total GMO Investments: A client’s Total GMO Investment will be determined by GMO (i) at the time of the client’s initial investment, (ii) at the close of business on the last business day of each calendar quarter, or (iii) at such other times as may be determined by GMO (each a “Determination Date”).

A client’s Total GMO Investment as of any Determination Date will be determined as of such Determination Date by reference to the criteria set forth in the Prospectus and this Plan, provided that any changes to the definition of Total GMO Investment must be approved by the Trust’s Board of Trustees and provided further that, in the event that the terms of this Plan and the Prospectus conflict, the provisions of this Plan shall apply. For the avoidance of doubt, a determination as to aggregation of client accounts does not constitute a change in the definition of Total GMO Investment.

Aggregation of Accounts. GMO will make all determinations as to which client accounts should be aggregated for purposes of determining eligibility. GMO may, in its sole discretion, determine that an account is part of a larger client relationship with GMO that includes other accounts managed by GMO and its affiliates (including accounts managed for affiliates of the client) and, accordingly, that the account should be aggregated with those other accounts for purposes of determining its eligibility for a particular class of shares of a Fund. When making decisions regarding whether an account should be aggregated with other accounts because they are part of a larger client relationship, GMO considers several factors, including, but not limited to, whether: the accounts are for one or more subsidiaries of the same parent company; the accounts have the same beneficial owner regardless of the legal form of ownership; the registered owner has full discretion over all underlying assets; the investment mandate is the same or substantially similar across the relationship; the asset allocation strategies are substantially similar across the relationship; GMO reports to a single investment board or committee; GMO services the relationship through a single GMO relationship manager; the relationships have substantially similar reporting requirements; and the relationship can be serviced from a single geographic location.

Commitments to Invest. For purposes of calculating a client’s Total Fund Investment or Total GMO Investment on a Determination Date, GMO may determine to include assets that the client has committed to deliver to GMO or its affiliates for management over an agreed upon period of time but that have not been delivered as of the Determination Date.

Waiver of Eligibility Requirements. GMO may, in its sole discretion, waive eligibility requirements of any class (including, but not limited to, other Funds of the Trust and other accounts over which GMO has investment discretion that invest in the Funds; GMO directors, partners, employees, agents, and their family members; the Trustees of the Trust; Trustees of other mutual funds sponsored by GMO; and clients of an investment consultant or similar investment professional with a substantial ongoing business relationship with GMO). GMO may, in its sole discretion, discontinue a waiver previously granted to a shareholder of any class.

Eligibility Information for Class R6 Shares and Class I Shares

Each of Class R6 Shares and Class I Shares are available for purchase by eligible retirement plans (e.g., 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit-sharing and money purchase pension plans, defined benefit plans and non-qualified deferred compensation plans), section 529 plans and other omnibus accounts, and other investors whose accounts are maintained by the Funds through a third party platform or intermediary, and by any such additional types of investors, if any, as may be identified in the Prospectus. Investment minimums for Class R6 and Class I Shares, if any, are as set forth in the Prospectus.

Eligibility Information for ETF Class Shares:

ETF Class Shares will be offered by certain Funds approved by the Trustees as reflected on Schedule A, at net asset value, without any front end sales charge or contingent deferred sales charge, only to authorized participants and in aggregations of such number of ETF Class shares as the Trustees may from time to time authorize (a “Creation Unit”), usually in exchange for a basket of securities and/or an amount of cash. Transactions in Creation Units shall be subject to such creation and redemption transaction fees, including standard and variable fees, as are described in the Prospectus. To be eligible to place orders with the principal underwriter of an ETF Class and to create a Creation Unit, an entity must have executed an agreement with the principal underwriter of the ETF Class with respect to creations and redemptions of Creation Units. Additional eligibility requirements may be specified in the Prospectus. Individual ETF Class Shares of a Fund are generally only available for purchase and sale in the secondary market (i.e., on a national securities exchange) through a broker or dealer at market prices. Other transactions in ETF Class Shares by other investors may be permitted if consistent with Rule 6c-11(a)(2) or if otherwise permitted by applicable law.

Class Characteristics

Class-Specific Fees. The sole economic differences among the classes is the level of Service Fees, Sub-Transfer Agency Fees and Distribution Service Fees (each as defined below), if any, borne by each class. “Service Fees” are fees paid to GMO for direct and indirect shareholder services, reporting, and other support (“Services”). The Services GMO provides, which may vary by Class and investor, include, without limitation, shareholder services provided to investors or their consultants/agents in Shares of the Funds, professional and informative reporting, access to analysis and explanations of Fund reports, maintenance of shareholder accounts, maintenance, coordination, support and other services related to financial intermediaries, authorized participants (for ETF Class), and other third parties, as applicable for each Class, that invest or facilitate (on behalf of their clients) investments in Shares of that Class and/or services related thereto. The differences in the Service Fee for each class generally reflects the Services provided to each class and the eligibility criteria (i.e. minimum level of investment) applicable to each class described above. “Sub-Transfer Agency Fees” are fees charged by (and paid to) third party intermediaries that maintain accounts through which investors may purchase shares of a Fund (“Intermediaries”) for sub-transfer agency, recordkeeping and other administrative services provided by the Intermediaries with respect to such accounts and investors (“Sub-Transfer Agency Services”). “Distribution Service Fees” are fees paid pursuant to a plan (the “Distribution Plan”) adopted pursuant to Rule 12b-1 under the Act (directly or indirectly) to the Funds’ distributor(s) or other financial intermediaries.

Class II, Class III, Class IV, Class V, Class VI, Class VII and Class VIII Shares:

Service Fees. Each Class is subject to the Service Fee for Services provided by GMO. The differences in the Service Fees for these Classes generally reflects the fact that, as the size of a client relationship increases, the cost to service that client decreases as a percentage of the client’s assets managed by GMO and its affiliates. Thus, the Service Fee generally is lower for Classes requiring greater minimum investments.

Sub-Transfer Agency Fees. Class II, Class III, Class IV, Class V, Class VI, Class VII and Class VIII Shares are not subject to the payment of Sub-Transfer Agency Fees.

Distribution Services (12b-1) Fees. Class II, Class III, Class IV, Class V, Class VI, Class VII and Class VIII Shares do not pay distribution service fees.

Exchange and Conversion Features.

As described in “Class Eligibility” above, in determining whether a client is eligible to purchase Class II, Class III, Class IV, Class V, Class VI, Class VII and Class VIII Shares, GMO considers each client’s Total Fund Investment and Total GMO Investment on each Determination Date. Based on that determination, and subject to the following, each client’s shares of a Fund eligible for conversion will be converted to the class of shares of that Fund (other than ETF Class Shares) with the lowest Service Fee for which the client satisfies all minimum investment requirements (or, to the extent the client already holds shares of that class, the client will remain in that class). With respect to any Fund:

(i)	If a client satisfies all minimum investment requirements for a class of shares then being offered that bears a lower Service Fee than the class held by the client on the Determination Date (generally at the close of business on the last business day of each calendar quarter), the client’s shares eligible for conversion will be automatically converted to that class within the period of time following the Determination Date specified in the Prospectus.

(ii)	If a client no longer satisfies all minimum investment requirements (or GMO discontinues a waiver of the eligibility requirements) for the class of shares of a Fund held by the client on the last Determination Date of a calendar year (generally at the close of business on the last business day of the calendar year), except as noted below, the Fund will convert the client’s shares to the class it is then offering bearing the lowest Service Fee for which the client satisfies all minimum investment requirements (and which class will typically bear a higher Service Fee than the class then held by the client). For purposes of conversions between classes, a class of shares that has no shares outstanding as of the relevant Determination Date will not be considered a class of shares then being offered by a Fund, unless otherwise determined by GMO. If a client no longer satisfies all minimum investment requirements for any class of shares of a Fund being offered as of the last Determination Date of a calendar year, the Fund will convert the client’s shares to the class of that Fund then being offered bearing the highest Service Fee. Notwithstanding the foregoing, a client’s shares will not be converted to a class of shares bearing a higher Service Fee without at least 15 calendar days’ (or such shorter or longer period as may be specified in the Prospectus) prior notification by the Fund. In addition, as described in the Prospectus, if the client makes an additional investment or the value of the client’s shares otherwise increases prior to the end of the notice period so as to satisfy all minimum investment requirements for the client’s current class of shares, the client will remain in the class of shares then held by the client. Solely for the purpose of determining whether a client has satisfied the minimum investment requirements for a client’s current class of shares, the value of the client’s shares is considered to be the greater of (A) the value of the client’s shares on the relevant Determination Date, (B) the value of the client’s shares on the date that GMO reassesses the value of the client’s account for the purpose of sending notice of a proposed conversion, or (C) the value of the client’s shares immediately prior to the date when the conversion would take place. In addition, if the client is not able to make an additional investment in a Fund solely because the Fund is closed to new investment or is capacity constrained, the class of shares then held by the client will not be converted unless GMO approves reopening the Fund to permit the client to make an additional investment. Any conversion of a client’s shares to a class of shares bearing a higher Service Fee generally will occur within the period of time following the last Determination Date of a calendar year specified in the Prospectus.

Notwithstanding anything to the contrary in clause (ii) above, if a client no longer satisfies all minimum investment requirements for the class of shares of a Fund held by the client as of any date, the Fund at any time without notice may convert the client’s shares to the class it is then offering (other than ETF Class Shares) bearing the lowest Service Fee for which the client satisfies all minimum investment requirements (or, if the Fund has no such class, the class of that Fund (other than ETF Class Shares) bearing the highest Service Fee) if:

●	GMO believes the client has engaged in an abusive pattern of investments or redemptions (e.g., a large investment just before a Determination Date and a redemption immediately after the Determination Date); or

●	The client fails to meet the applicable Total Fund Investment or Total GMO Investment minimums by the time specified in the client’s commitment letter; or

●	The total expense ratio borne by client immediately following the conversion is equal to or less than the total expense ratio borne by client immediately before the conversion (after giving effect to any applicable fee and expense waivers or reimbursements).

Shareholders holding Class II, Class III, Class IV, Class V, Class VI, Class VII or Class VIII Shares of a Multi-Class ETF Fund (each, for purposes of this paragraph, a “Mutual Fund Class”) may exchange such shares into ETF Class Shares of the same Multi-Class ETF Fund, subject to any conditions/limitations described in the Prospectus, provided that: (i) the Mutual Fund Class and ETF Class declare and distribute dividends on the same schedule (e.g., monthly, quarterly annually), it being understood that the Mutual Fund Class and ETF Class may declare dividends on different days, as described in the Prospectus and consistent with the Exemptive Order; and (ii) following the exchange, the shareholder will hold ETF Class Shares through an eligible brokerage account. The Multi-Class ETF Fund may charge an administrative fee to process such exchange transactions, in accordance with Rule 11a-3 under the Act.

Special Rules for Shareholders of Accounts Since May 31, 1996. Certain special rules will be applied by GMO with respect to clients for whom GMO managed assets prior to the creation of multiple classes on May 31, 1996. Any client that has been a continuous shareholder of GMO International Equity Fund since May 31, 1996 (prior to the issuance of multiple classes of shares) will be eligible indefinitely to remain invested in Class III shares of that Fund.

Notwithstanding the foregoing special rules applicable to clients owning shares of the Funds on May 31, 1996, such clients shall always be eligible to remain in and/or be converted to any class of shares of the relevant Fund with a lower Service Fee that the client would be eligible to purchase pursuant to the eligibility requirements set forth elsewhere in this Plan or in the Prospectus.

Class I Shares:

Service Fees. Class I Shares are subject to the Service Fee for Services provided to the class by GMO.

Sub-Transfer Agency Fees. Class I Shares are subject to payment of Sub-Transfer Agency Fees for Sub-Transfer Agency Services provided by Intermediaries. The aggregate amount of Sub-Transfer Agency Fees payable to Intermediaries by holders of Class I Shares of a Fund during any one year will not exceed 0.15% of the Fund’s average daily net assets attributable to Class I Shares.

Distribution Services (12b-1) Fees. Class I Shares do not pay distribution service fees.

Exchange and Conversion Features. An Intermediary holding Class I Shares of a Fund may exchange Class I Shares for Class R6 Shares of the Fund if the Intermediary does not charge Sub-Transfer-Agency Fees for Sub-Transfer Agency Services provided to holders of Class R6 Shares of the Fund.

An Intermediary holding Class I Shares of a Multi-Class ETF Fund may exchange such shares into ETF Class Shares of the same Multi-Class ETF Fund, subject to any conditions/limitations described in the Prospectus, provided that: (i) Class I and ETF Class declare and distribute dividends on the same schedule (e.g., monthly, quarterly annually), it being understood that the Mutual Fund Class and ETF Class may declare dividends on different days, as described in the Prospectus and consistent with the Exemptive Order; (ii) following the exchange, the Intermediary will hold ETF Class Shares through an eligible brokerage account; and (iii) the Intermediary does not charge Sub-Transfer-Agency Fees for services provided to holders of ETF Class Shares of the Fund. The Multi-Class ETF Fund may charge an administrative fee to process such exchange transactions, in accordance with Rule 11a-3 under the Act.

Holders of Class I Shares are not otherwise eligible to exchange their Class I Shares for any other class of shares offered by the Trust and have no conversion rights.

Class R6 Shares:

Service Fees. Class R6 Shares are subject to the Service Fee for Services provided to the class by GMO.

Sub-Transfer Agency Fees. Class R6 Shares are not subject to payment of Sub-Transfer Agency Fees.

Distribution Services (12b-1) Fees. Class R6 Shares do not pay distribution service fees

Exchange and Conversion Features. An Intermediary holding Class R6 Shares of a Multi-Class ETF Fund may exchange such shares into ETF Class Shares of the same Multi-Class ETF Fund, subject to any conditions/limitations in the Prospectus, provided that: (i) Class R6 and ETF Class declare and distribute dividends on the same schedule (e.g., monthly, quarterly annually), it being understood that Class R6 and ETF Class may declare dividends on different days, as described in the Prospectus and consistent with the Exemptive Order; and (ii) following the exchange, the Intermediary will hold ETF Class Shares through an eligible brokerage account. The Multi-class ETF Fund may charge an administrative fee to process such exchange transactions, in accordance with Rule 11a-3 under the Act.

Holders of Class R6 Shares are not otherwise eligible to exchange their Class R6 Shares for any other class of shares offered by the Trust and have no conversion rights.

ETF Class Shares:

Service Fees. ETF Class Shares are subject to the Service Fee for Services provided to the class by GMO.

Sub-Transfer Agency Fees. ETF Class Shares are not subject to payment of Sub-Transfer Agency Fees.

Distribution Services (12b-1) Fees. ETF Class Shares are permitted to pay Distribution Service Fees to the extent set forth in the Prospectus. ETF Class Shares also bear any costs associated with obtaining ETF Class shareholder approval of the Distribution Plan (or an amendment to the Distribution Plan). Pursuant to the Distribution Plan, ETF Class Shares may pay up to 0.25% of the relevant Fund’s average daily net assets attributable to the ETF Class Shares. Amounts payable under the Distribution Plan are subject to such further limitations as the Trustees may from time to time determine and as set forth in the Prospectus as from time to time in effect.

Exchange and Conversion Features. ETF Class shares of a Multi-Class ETF Fund may not be exchanged or converted into Mutual Fund Class shares of the Multi-Class ETF Fund or another Fund, except that, when an ETF Class is terminated or where a Multi-Class ETF Fund merges into a Fund with no ETF Class, the ETF Class shares will be automatically converted to Mutual Fund Class shares of the same Multi-Class ETF Fund or, in the case of a merger, the Fund into which the Multi-Class ETF Fund will be merged.

Allocations to Each Class

Expense Allocations:

Service Fees payable by the Trust shall be allocated, to the extent practicable, on a class-by-class basis. All Sub-Transfer Agency Fees payable by Class I Shares to Intermediaries shall be allocated exclusively to Class I Shares. All distribution services fees payable by ETF Class Shares pursuant to the Distribution Plan shall be allocated exclusively to ETF Class Shares. Subject to the approval of the Trust’s Board of Trustees, including a majority of the independent Trustees, the following “Class Expenses” may (if such expense is properly and practicably assessable at the class level) in the future be allocated on a class-by-class basis: (a) transfer agency costs attributable to each class, (b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class, (c) SEC registration fees incurred with respect to a specific class, (d) blue sky and foreign registration fees and expenses incurred with respect to a specific class, (e) the expenses of personnel and services required to support shareholders of a specific class (including, but not limited to, maintaining telephone lines and personnel to answer shareholder inquiries about their accounts or about the Trust), (f) litigation and other legal expenses relating to a specific class of shares, (g) Trustees’ fees or expenses incurred as a result of issues relating to a specific class of shares, (h) accounting and consulting expenses relating to a specific class of shares, (i) any fees imposed pursuant to a Rule 12b-1 or a non-Rule 12b-1 shareholder service or support plan that relate to a specific class of shares, (j) exchange listing fees relating to a specific class, and (k) any additional expenses, not including advisory or custodial fees or other expenses related to the management of the Trust’s assets, if these expenses are actually incurred in a different amount with respect to a class, or if services are provided with respect to a class, or if services are provided with respect to a class that are of a different kind or to a different degree than with respect to one or more other classes.

All expenses not now or hereafter designated as Class Expenses will be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the relevant Fund.

However, notwithstanding the above, a Fund may allocate all expenses other than Class Expenses on the basis of any methodology permitted by Rule 18f-3(c) under the Act, provided, however, that until such time as this Plan is amended with respect to the Fund’s allocation methodology, the Fund will allocate all expenses other than Class Expenses on the basis of relative net assets.

Waivers and Reimbursements:

GMO, the Fund’s Distributor or an Intermediary may choose to waive or reimburse all or any portion of the Service Fees, Sub-Transfer Agency Fees, or any other Class Expenses on a voluntary or temporary basis.

Income, Gain and Loss Allocations:

Except as otherwise provided herein, income and realized and unrealized capital gains and losses shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the relevant Fund.

Each Fund may allocate income and realized and unrealized capital gains and losses to each share based on any methodology permitted by Rule 18f-3(c) under the Act, consistent with the provisions set forth in “Expense Allocations” above.

Exchanges and Conversions

Shares of one class will always exchange or convert into shares of another class on the basis of the relative net asset value of the two classes, without the imposition of any sales load, fee or other charge unless otherwise provided herein, and in a manner that is consistent with the provisions of Rule 18f-3, as that Rule may be amended from time to time, the Exemptive Order (for conversions involving ETF Class Shares) and the restrictions, rights and conditions set forth in the Prospectus. For U.S. federal income tax purposes, the exchange or conversion of a client’s investment from one class of shares to another generally should not result in the recognition of gain or loss in the shares that are exchanged or converted. Thus, in general, the client’s tax basis in the new class of shares immediately after the exchange or conversion should equal its tax basis in the exchanged or converted shares immediately before the conversion, and the holding period of the new class of shares should include the holding period of the exchanged or converted shares. The exchange or conversion of shares from one class to another class of shares may be suspended if the exchange or conversion would constitute a taxable event under current federal income tax law.

Redemptions at the Option of the Trust

Notwithstanding anything to the contrary in this Plan, pursuant to Article VI, Section 4 of the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the unilateral right to redeem Fund shares held by any shareholder of the Trust at any time (i) if at such time such shareholder owns shares of any Fund or a class of shares of any Fund having an aggregate net asset value of less than a minimum amount determined from time to time by the Trustees, (ii) to the extent that such shareholder owns shares of any Fund or a class of shares of any Fund equal to or in excess of a maximum percentage of the outstanding shares of the Fund or the class of shares of the Fund determined from time to time by the Trustees, or (iii) as a means of satisfying legal obligations of the Trust in respect of a withholding tax and related interest, penalty and similar changes, including, but not limited to, obligations occasioned by the failure of a shareholder to provide any documentation requested by the Trust or its agent.

Dividends

The classes of a Fund may declare dividends on different days, as described in the Prospectus and consistent with the Exemptive Order, and when doing so and in those circumstances required by the Exemptive Order, an Allocation Ratio and Asset Adjustment, as specified in the Exemptive Order, will be used to allocate income, realized capital gains and losses, and unrealized appreciation and depreciation among the classes of a Fund. Except for any applicable Service Fee, Sub-Transfer Agency Fee payments, or Class Expenses relating to a class (each of which shall be borne exclusively by that class) or differences in dividend declaration and record dates as described in the Exemptive Order, dividends paid to each class of shares of a Fund will be determined in the same manner for each class of a Fund.

Voting Rights

Each share of the Trust entitles the shareholder of record to one vote. Each class of shares of the Trust will vote separately as a class on matters for which class voting is required under applicable law.

Review by Trustees

The Trustees will evaluate the Plan at such times as the Trustees determine to be necessary or appropriate. With respect to each Multi-Class ETF Fund, the Trustees will periodically, but in no case less frequently than annually, find that the Plan continues to be in the best interests of each Mutual Fund Class and the ETF Class individually and of the Multi-Class ETF Fund as a whole. The evaluation of a Multi-Class ETF Fund structure by the Trustees under the terms and conditions of the Exemptive Order does not impact the evaluation by the Trustees of a Fund that is not a Multi-Class ETF Fund and that is operating under Rule 18f-3 and this Plan.

Amendments

The Plan may be amended from time to time in accordance with the provisions and requirements of Rule 18f-3 under the Act.

Adopted this 17th day of September, 2026

By:	/s/ Douglas Y Charton
	Name:	Douglas Y Charton
	Title:	Clerk

SCHEDULE A

MULTI-CLASS ETF FUNDS

GMO International Equity Fund